CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Catholic Responsible Investments Funds and to the use of our report dated December 29, 2022 on the financial statements and financial highlights of Catholic Responsible Investments Ultra Short Bond Fund, Catholic Responsible Investments Short Duration Bond Fund, Catholic Responsible Investments Bond Fund, Catholic Responsible Investments Opportunistic Bond Fund, Catholic Responsible Investments Equity Index Fund, Catholic Responsible Investments Small-Cap Fund, Catholic Responsible Investments Multi-Style US Equity Fund, Catholic Responsible Investments International Equity Fund, Catholic Responsible Investments International Small-Cap Fund, Catholic Responsible Investments Magnus 45/55 Fund, Catholic Responsible Investments Magnus 60/40 Alpha Plus Fund, Catholic Responsible Investments Magnus 60/40 Beta Plus Fund, and Catholic Responsible Investments Magnus 75/25 Fund, each a series of shares of beneficial interest in Catholic Responsible Investments Funds. Such financial statements and financial highlights appear in the October 31, 2022 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ BBD, LLP
BBD, LLP

Philadelphia, Pennsylvania

February 28, 2023